                                  SUBSIDIARIES              EXHIBIT 21
                            as of December 31, 1996

A. Subsidiaries and joint ventures more than 50% owned (included in consolidated financial statements):

                                                    Jurisdiction of   Percentage
         Name                                       Incorporation        Owned
-------------------------                          ----------------   ------------
Integrated Systems Engineering, Inc                    Utah                100%
Saunders Realty Corporation                            New York            100
Trans-Lux Canada Ltd                                   Canada              100
Trans-Lux Cocteau Corporation (2)                      New Mexico          100
Trans-Lux Colorado Corporation (2)                     Colorado            100
Trans-Lux Consulting Corporation                       Delaware            100
Trans-Lux Durango Corporation (2)                      Colorado            100
Trans-Lux Experience Corporation                       New York            100
Trans-Lux High Five Corporation (2)                    Colorado            100
Trans-Lux Investment Corporation                       Delaware            100
Trans-Lux Loma Corporation (2)                         New Mexico          100
Trans-Lux Loveland Corporation (2)                     Colorado            100
Trans-Lux Montezuma Corporation (2)                    New Mexico          100
Trans-Lux Multimedia Corporation                       New York            100
Trans-Lux Pennsylvania Corporation (2)                 Pennsylvania        100
Trans-Lux Pty Ltd                                      Australia            75
Trans-Lux Seaport Corporation                          New York            100
Trans-Lux Service Corporation                          New York            100
Trans-Lux Sign Corporation                             Delaware            100
Trans-Lux Southwest Corporation (2)                    New Mexico          100
Trans-Lux Storyteller Corporation (2)                  New Mexico          100
Trans-Lux Syndicated Programs Corporation              New York            100
Trans-Lux Taos Corporation (2)                         New Mexico          100
Trans-Lux Theatres Corporation (1)                     Texas               100

(1)  Wholly-owned subsidiary of Trans-Lux Investment Corporation
(2)  Wholly-owned subsidiary of Trans-Lux Theatres Corporation

B. Other entities (accounted for in the consolidated financial statements under the equity method):

     Mossgood Theatre-Saunders Realty - A joint venture in which Saunders Realty Corporation, listed in A. above as a wholly-owned subsidiary of the Registrant, is a 50% venturer. Peggy Crystal Michaelmen and Clement S. Crystal, own the remaining 50% of the joint venture and are unrelated to the Registrant.

     MetroLux Theatres - A joint venture in which Trans-Lux Loveland Corporation, listed in A. above as a wholly-owned subsidiary of the Registrant, is a 50% venturer. Metro Colorado Corporation owns the remaining 50% of the joint venture and is unrelated to the Registrant.